SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-32143



                        Date of Report: October 18, 2006




                              GS ENERGY CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                            33-0895699
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(State of other jurisdiction of                                 (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, New York                         10119
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(Address of principal executive offices)                             (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2006, GS Energy Corporation and GS AgriFuels Corporation executed an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms and conditions of the Merger Agreement, GS Energy will merge with and into GS Acquisition, Inc., a newly formed special purpose subsidiary of GS AgriFuels. As a result of the merger, GS Energy common stock shareholders will receive 1 share of GS AgriFuels common stock in return for every 1,000 shares of GS Energy common stock held at the time of the closing of the Merger. GS Energy preferred stock shareholders will receive GS AgriFuels preferred stock with rights and preferences substantially identical to their GS Energy shares. The closing of the merger will occur after approval of the merger by the shareholders of GS Energy.

GS Energy owns a specialty manufacturing company, Warnecke Design Service, Inc., which currently provides manufacturing services for NextGen. GS AgriFuels expects to acquire NextGen in the near future. A merger of GS Energy with GS AgriFuels is expected to be strategic to both companies for several reasons, including: (a) the integration of NextGen's and Warnecke Design's businesses can be expected to enhance operating margins for both companies while establishing an immediate stream of revenues and earnings for GS AgriFuels; and (b) merging GS Energy and GS AgriFuels can be expected to increase liquidity for both companies, which can be material to the future development activities of the combined companies.

The foregoing descriptions of the transactions contemplated by GS AgriFuels and GS Energy are only a summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report.



ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 18, 2006, GS Energy Corporation transferred to GreenShift Corporation, its majority shareholder, the following securities: 85% of the issued and outstanding equity of DirectView, Inc., 30% of the issued and outstanding equity of AirCycle Corporation, and 100% of the issued and outstanding equity of Separation and Recovery Technologies, Inc. In exchange for the securities, GreenShift Corporation waived payment of certain debentures and other amounts due from GS Energy to GreenShift in the aggregate amount of six hundred thousand and four dollars ($604,000) and surrendered four hundred thousand (400,000) shares of GS Energy's Series C Preferred Stock.




ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1 Agreement and Plan of Merger dated October 18, 2006 between GS AgriFuels Corporation and GS Energy Corporation.

10.2 Share  Purchase   Agreement  dated  October  18,  2006  between  GreenShift
     Corporation and GS Energy Corporation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  October 24, 2006                 GS ENERGY CORPORATION

                                         By:      /s/ Kevin Kreisler
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                                                      Kevin Kreisler
                                                      Chief Executive Officer